Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Acrivon Therapeutics, Inc. of our report dated March 19, 2026 relating to the financial statements, which appears in Acrivon Therapeutics, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2025.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
August 12, 2026

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